UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CVD EQUIPMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	11-2621692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

355 South Technology Drive

Central Islip, New York 11722

(631) 981-7081

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Emmanuel Lakios

Chief Executive Officer

355 South Technology Drive

Central Islip, New York 11722

(631) 981-7081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Adam P. Silvers, Esq.

Dominick P. Ragno, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11556-1425

(516) 663-6519

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES WILL NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 31, 2023

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings up to $100,000,000 in the aggregate of:

•	shares of our common stock;

•	shares of our preferred stock, in one or more series;

•	our debt securities, in one or more series, which may be either senior or subordinated debt securities;

•	warrants to purchase shares of our common stock or preferred stock;

•	units consisting of shares of common stock, debt securities and/or warrants to purchase shares of common stock and/or debt securities in any combination; or

•	any combination of the foregoing.

Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CVV.” The last reported sale price of our common stock on March 29, 2023 was $12.95 per share. As of March 29, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $81,209,333.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS           , 2023

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process.

Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY

The following highlights information about our Company and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Our Company

Overview

CVD has served the advanced materials markets with chemical vapor deposition, physical vapor transport and thermal process equipment for over 40 years. We are headquartered in Central Islip, New York with other locations in Saugerties, New York and Nordborg, Denmark.

We design, develop, and manufacture a broad range of equipment used to develop and manufacture materials and coatings for the compound semiconductor, semiconductor, aerospace, battery energy storage markets as well as advanced industrial applications, and research.

We conduct our business through three reportable operating segments: i) CVD Equipment that supplies chemical vapor deposition, physical vapor transport and thermal process equipment; ii) SDC that designs and manufactures ultra-high purity gas and chemical delivery control systems; and iii) CVD Materials that provide products related to advanced materials and coatings.

In January 2021, our Board of Directors appointed Emmanuel Lakios as President and Chief Executive Officer and directed him to evaluate our overall business strategy and operations to improve sales growth and return the Company to profitability. We continue to monitor the results of our growth and profitability initiatives, and we have taken actions as required to improve our results in line with anticipated revenue levels.

Key Company Strengths

Based on more than 40 years of equipment experience, we use our capabilities in process development, engineering, and vertical manufacturing to transform emerging applications into mainstream manufacturing solutions.

We have built a library of design expertise, know-how and innovative solutions to assist our customers in developing these intricate processes and to accelerate their production and commercialization. This library of equipment design solutions, along with our manufacturing and systems integration facilities, allows us to provide application-specific design, process, and manufacturing solutions to our customers.

Our core competencies in equipment and software design, manufacturing and process development are used to engineer our finished products and to accelerate the commercialization path of our customer base. Our proprietary real-time software allows for rapid configuration, and provides our customers with enabling tools to understand, optimize and repeatedly control their processes. These factors reduce cost, improve quality, and reduce the time it takes between customers’ orders and the shipment of our products. Our Application Laboratory allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

To expand our presence into our major target markets, we are developing a line of proprietary standard use products to complement our customized legacy systems. Historically, we manufactured products for research and development on an application-specific basis to meet an individual customer’s specific research and production requirements. Our proprietary systems leverage the technological expertise that we have developed through designing these custom systems into a broader standardized product line. The standard product line can be configured from a wide range of available options to meet diverse product and budgetary requirements. Manufacturing these standardized systems in higher volumes may provide us the flexibility to reduce both the cost and delivery time of our systems. These systems, which we market and sell under the CVD, FirstNano and EasyTube® product names, are sold to commercial companies, universities, research laboratories, in the United States and throughout the world.

Sales of our proprietary standard systems, custom systems and process solutions have been driven by our installed customer base, which includes many Fortune 500 companies. The performance and success of our products has historically driven repeat orders from existing customers as well as generated business from new customers. Furthermore, with our proprietary solutions and expanded focus on “enabling tomorrow’s technologies”TM we have been developing a new customer base in addition to growing with our existing customers.

Key Growth Strategies

Our core strategy is to focus on growth market applications in end markets related to the “electrification of everything” and aerospace. The phrase “electrification of everything” refers to the shift from fossil fuels to the use of electricity to power devices, buildings, electric vehicles (“EVs”), and many other applications. With respect to aerospace, our systems are being used by our customers to produce ceramic matrix composite materials (“CMCs”) that will be used in next generation gas turbine jet engines with the objective of reducing jet fuel consumption and contributing to the decarbonization of that industry.

Our current strategy has yielded multisystem orders to one company that manufactures silicon carbide wafers and a single system to another company that is working on battery nanomaterials. Both technologies are essential for the support of the EV market.  These systems should provide us with standard product to continue to support the EV focused market as well as energy storage, power conversion and power transmission. We plan to expand our product offerings in the power electronics market to build off the success of recently introduced PVT150 system that is used to produce silicon carbide crystals for 150mm silicon carbide wafers. This planned expansion includes the development of the PVT200 system that would be used to produce silicon carbide crystals for the manufacture of 200mm wafers. Other products under development include an annealing furnace and epitaxy system, both of which are used in the manufacturing process of silicon carbide wafers.

Also during 2022, we received an order from an aerospace company for a production chemical vapor infiltration (CVI) system that will be used to manufacture CMCs for gas turbine jet engines.

We have generally gained new customers through our industry reputation, as well as limited print advertising and trade show attendance which had been impacted by the COVID-19 pandemic. We began attending trade shows in 2022 and expect to expand our attendance at trade shows in 2023. In addition, we added to our sales and marketing team in 2022 and expanded our sales team in early 2023.

Major Target Markets

Our major target markets are high power electronics, EV battery materials / energy storage and aerospace and defense – all of which have the objective of improving energy efficiency.

High Power Electronics

Demand for silicon carbide wafers to support high power electronics for energy storage and transmission/charging resulted in a multi-system order from a US-based, silicon carbide wafer manufacturer. Through December 31, 2022, we have received orders for 30 of our PVT150 physical vapor transport systems from a customer, which uses our systems to grow silicon carbide crystals that are made into 150mm silicon carbide wafers for use in power electronics. During the second half of 2022, we initiated the marketing launch of the PVT150 on our website and at a leading trade show. We plan to expand our marketing and future product development for the PVT product line as well as expand our product offerings to manufacturers of silicon carbide wafers.

EV Battery Materials / Energy Storage

We have experienced increased interest and demand for nanotechnology materials including carbon nanotubes (CNTs), graphene and silicon nanowires (Si-NWs) to support the development and manufacturing for battery materials used in electric vehicles. We received two system orders in 2021 to deposit coatings onto powders used in silicon-graphite anodes, including a production system and a second for research and material development. Both systems were completed in 2022.

Aerospace & Defense

CVD is a leading manufacturer of CVI and tow-coating systems to manufacture CMCs for aerospace gas turbine jet engine applications. Our customers include two of the leaders in aerospace gas turbine engines. While the aerospace industry has been impacted by the COVID-19 pandemic, according to industry forecasts, the demand for CMCs for jet engines is expected to grow in the future. Recently, there were announcements of airlines ordering airplanes that use CMCs in the gas turbine engines.

We continue to engage customers in the aerospace market in what we believe will be an eventual recovery in gas turbine jet engine demand. We believe that this will drive demand for CMCs for which we provide production solutions and have an installed base of systems. During 2022, we received an order for a production CVI system valued at approximately $3.7 million. The system will be used to manufacture CMCs for aerospace gas turbine jet engines. We believe this order may reflect the beginnings of a recovery in aircraft manufacturing as well as the need of jet engine manufacturers to develop more fuel-efficient engines.

We believe our future growth will be derived from production applications in our major target markets. Our legacy product line continues to provide advanced equipment and subsystems to enable development of emerging technology and research applications.

Our major targeted markets are further described as follows (the term “legacy product” refers to products and systems within our product offer that we have produced in our history):

Major Target Markets:	Description and Growth Drivers:	CVD Equipment Products and Services:
High Power Electronics

The shift to electrification has the objectives of reducing emissions and reducing dependency on fossil fuels. This has driven the demand for electric vehicle and associated high power electronics used in charging and motor power conversion.

Production Applications:

- PVT150 SiC crystal growth system launched in 2022.

- 150mm SiC boule anneal furnace under development

- HVPE400 : polycrystalline GaN (legacy product)

R&D Application:

- SiC Epitaxy single wafer system (legacy product)

EV Battery Materials / Energy Storage	The shift to electrification also requires improvements in energy storage, specifically with the use of novel anode materials.

Production Applications:

- PowderCoat-1100 production system launched in 2021 grows Si nanowires on carbon nanoparticles.

- Carbon-150: Single substrate system for CNT growth. Versatile substrate format, on wafer or foil.

- Carbon-300 : Multiple substrate batch tube system for CNT growth. Versatile substrate format, on wafer or foil.

R&D Applications:

- ET-3000: Versatile CNT growth system for research and development

Aerospace & Defense	Next generation gas turbine jet engines are incorporating CMC material for the hot section or exhaust of the engine to improve fuel efficiency.

Production and R&D Applications:

- Fiber tow coat system. Mass production system for multi-layer coating for CMCs.

- Silicon bond coat environmental barrier depositing system. Deposits Si on machined gas turbine jet engine CMC components.

- Chemical Vapor Deposition/ Chemical Vapor Infiltration production coating system for multi-layer CMC coatings on SiC fiber preforms.

Other Markets	CVD Equipment Products:

- Universal liquid and gas storage cabinets, management, and delivery systems (SDC segment)

- Production MOCVD Super Conducting Tape system -Silicon Quality Control system

- ET-3000: MOCVD for compound semiconductor R&D

- ET-3000 for graphene

- ET-6000: Multi-Tube Chemical Vapor Deposition Tube furnace (metals, oxides and nitrides)

- PowderCoat-300 for powder material R&D (including battery anode)

- TMD: cluster tool for advanced material development

Our wholly owned subsidiary, CVD Materials Corporation, includes our Tantaline and MesoScribe product lines. Our MesoScribe product line supports the aerospace and defense markets with novel robust direct write instrumentation. Our CVD Tantaline product line consists of chemical-resistant coating services to many industrial applications. Neither product line is considered as a core business.

Bookings

During 2022, bookings of new orders from customers was approximately $33.1 million, representing an increase of approximately 56.6% compared to 2021 bookings of $21.1 million. We have achieved order growth in all segments, including a 100% growth in the CVD Equipment segment of our business, with 33 system orders in 2022 of which 24 orders were for PVT150 systems. Our bookings increased in the SDC segment but declined in our CVD Materials segment which includes the Tantaline and MesoScribe product lines.

Segments

CVD Equipment segment supplies state-of-the-art chemical vapor deposition and thermal process equipment targeting growth production markets as well as systems for use in research, development. This includes systems marketed under the FirstNano product brand. Utilizing our 40 years of expertise in the design and manufacture of chemical vapor deposition and thermal process equipment, we provide material processing capability and control at a competitive cost of ownership.

The targeted growth production markets include high power electronics (both silicon carbide (SiC) and gallium nitride (GaN)), aerospace advanced materials primarily for gas turbine jet engines, and nanomaterials used in batteries. The product group also consists of legacy products serving the production and R&D applications such as semiconductors, LEDs, carbon nanotubes, nanowires, solar cells and a number of other industrial & research applications.

Our developments and opportunities for the carbon composite business come from achievements in our Applications Laboratory. The Applications Laboratory, along with the sales and marketing team continue to explore carbon-based products and applications that can be made from our CNT, infiltrated carbon/CVI and carbon nano fiber technology (CNF). Some applications include CNT and infiltrated carbon/CVI based battery material and CNF capacitors for 5G technology.

To support new emerging applications, the Company provides equipment to and collaborates with laboratory scientists to bring state-of-the-art processes from the research laboratory into production. CVD equipment group provide process development value through our Application Laboratory where our personnel interact directly with the scientists and engineers of our customer base to develop solutions to tomorrow’s challenges today. CVD Equipment segment operates from our 135,000 sq. ft. facility in Central Islip, New York.

SDC segment designs and manufactures ultra-high purity gas and chemical delivery control systems for state-of-the-art semiconductor fabrication processes, aerospace, solar cells, LEDs, carbon nanotubes, nanowires, and a number of industrial applications. Our SDC products are sold on a stand-alone basis and are also integrated into certain CVD equipment. This internal supply of chemical and gas delivery systems and components provide a competitive advantage for our CVD Equipment group over its competition. SDC operates from a 22,000 square foot facility fitted with a clean room manufacturing space located in Saugerties, New York.

CVD Materials segment continues to be a non-core business with several elements and product groups. It consists of the Tantaline® corrosion resistant surface treatment and MesoScribe’s direct write printed electronics business. The end markets for both entities are considered limited and not core to our business. Management continues to evaluate options for both businesses.

Tantaline® treatment is a diffusion bonded protective layer of tantalum formed by chemical vapor deposition on the surface of common materials. Since early 2021, all sales and technical support has been consolidated into our European facility located in Nordborg, Denmark.

MesoScribe Technologies provides MesoPlasma™ printing services and products (heaters, antennas, and sensors) to aerospace, satellite, power generation, defense, and other markets requiring high performance. MesoScribe operations are located at our main facility in Central Islip, New York.

Intellectual Property

Our success is dependent, in part upon the development and protection of our proprietary technology and other proprietary rights. We have historically and continue to protect our proprietary information and intellectual property such as design specifications, blueprints, technical processes, and employee know-how through the use of patents and non-disclosure agreements. In the area of patents, we believe there is value in having protected intellectual property and will continue to file for patent protection of our proprietary technology that we believe has the potential to be incorporated into our products and sold to multiple customers.  We also maintain certain trademarks relating to certain of our products and product lines and claim copyright protection for certain proprietary software and documentation.

While patent, copyright and trademark protections for our intellectual property are important to different degrees for our various products and solutions, we believe our future success in highly dynamic markets is most dependent upon the technical competence and creative skills of our personnel and our ability to accelerate the commercialization of next generation intellectual properties. We attempt to protect our trade secrets and other proprietary information through non-disclosure agreements with our customers, suppliers, employees and consultants and other security measures.

Research and Development

We develop new products based on market analysis or by customer request. The technology included in our product development includes mechanical hardware, software and controls systems and overall configuration. We have conducted research and development over the last 40 years and have a wealth of technology from which systems and solutions can be derived from and productized. Together with a number of leading universities and startup companies with whom we partner from time to time, we conduct research on SiC growth, the growth and infiltration of carbon nanotubes, graphene and nanowires as well as on selected aerospace manufacturing processes. Our intention is that together with customers and universities, we will leverage our collective expertise in this field, which we believe will allow us to capitalize on commercial opportunities in the future.

Products and Technology

Chemical Vapor Deposition/Infiltration – A method of coating or growing material through a chemical recombination at elevated temperatures onto or within pours of a substrate material. A single or collection of gases or vapor introduced on to the surface or into pores of a substrate material that is heated to such a degree that the gases decompose and deposits a desired layer onto and or into a substrate material. Chemical vapor deposition is the process of depositing or growing on a substrate and the process of depositing or growing material into the pours of materials. Both processes are accomplished by combining appropriate gases in a reaction chamber, of the kind we manufacture, at elevated temperatures (typically 500 to 2,500° Celsius). Our chemical vapor deposition systems are complete and include all necessary heating techniques, precise control instrumentation, gas delivery and abatement subsystems and components and include state-of-the-art proprietary process control software. We provide both standard and emerging applications specified products. Some of the standard systems we offer are for SiC, GaN, Aluminum Nitride (AlN), CMCs, silicon (Si), CNT, graphene, silicon nanowires. The systems are sold under the CVD and FirstNano product brands.

Physical Vapor Transport (PVT) – While the PVT150 was officially launched for production in 2022, we have sold PVT systems in prior years and have pioneered both resistive heating and more effectively inductively heated PVT systems. The PVT150 system was specifically designed to address the SiC crystal growth market for 150mm substrates or wafers. It is at present our flagship product for the SiC market. Designed to provide enhanced process parameter control it allows existing and future customers the ability to tightly control and monitor the crystal growth process for 150mm substrates. A 200mm version is under development and planned for launch in 2023. The crystal growth technique utilized a high temperature furnace to vaporize from seed granular material of SiC and further deposit out in an ordered crystal structure onto substrate wafer. The process takes days to over a week to complete and yield a SiC crystal ready for further processing into wafers.

Rapid Thermal Processing (“RTP”) – Used to heat semiconductor materials to elevated temperatures of up to 1,200° Celsius at rapid rates of up to 200° Celsius per second. Our RTP systems are offered for implant activation, oxidation, silicide formation and many other processes. We offer systems that can operate both at atmospheric and reduced pressures.

Annealing, Diffusion and Low-Pressure Chemical Vapor Deposition (LPCVD) Furnaces – These furnaces are used for dislocation removal in crystals, dopant diffusion, oxidation, for SiC, Si, SiOx and other applications. The systems are normally operated at atmospheric and/or reduced pressure with gaseous atmospheres related to the process. An optional feature of the system allows for the heating element to be moved away from the process chamber allowing the wafers to rapidly cool or be heated in a controlled environment. Our temperature control system enables more precise control of the wafers. The systems are equipped with an automatic process controller, permitting automatic process sequencing and monitoring with safety alarm provisions.

Ultra-High Purity Gas and Liquid Control Systems - Our standard and custom designed gas and liquid control systems, which encompass gas cylinder storage cabinets, custom gas and chemical delivery systems, gas and liquid valve manifold boxes and gas isolation boxes, provide safe storage and handling of pressurized gases and chemicals. Our system design allows for automatic or manual control from both a local and remote location. These subsystems and components are provided to the general market as well support the CVD Equipment segment.

Quartzware: The majority of our process equipment solutions, utilize quartz components which we partially manufacturer internally. In addition, the equipment typically requires routine maintenance, consumable and spare parts. One such spare part and consumable which is core to our technology offering is quartz hardware. We provide standard and custom fabricated quartzware used in our equipment and to a lesser extent for other customer tools.

Tantaline® Corrosion Resistant Coating - Tantaline® treatment is provided as part of either a finished product or as a service applied to customer sourced components. These include valves, fittings, fasteners, vessels, bellows, and a wide range of custom designed items. The Tantaline® treatment improves the corrosion resistance of these base stainless-steel parts extending the service life and increasing value in a wide range of applications.

MesoPlasma™ Direct Write Printing - A materials deposition process that provides robust direct write high-definition instrumentation, fine feature patterns, and coatings onto conformal components. The technique involves powder material that is injected into a thermal plasma where it is rapidly heated and deposited onto the substrate or component. The versatility of the process enables a wide range of materials to be deposited including ceramic dielectrics, nickel-based sensor alloys, metallic conductors, precious metals, and protective coatings. Products include temperature sensors, heaters, antennas and patterns per customer specifications. Since the acquisition of the MesoPlasma technology, the business has primarily been funded by external defense, government and private contracts.

Markets and Marketing

We serve multiple emerging and mature global markets including compound semiconductor high power electronics, aerospace, defense, battery energy storage, silicon and other microelectronic and micromechanical devices, semiconductor, universities, and research centers. Due to the highly technical nature of our products, we believe it is essential to engage with customers directly through our sales personnel, our network of domestic and international independent sales representatives, and distributors specializing in the type of equipment, products, and services that we sell. Our primary marketing activities include direct sales engagement, participation in trade associations and trade shows (that were impacted by the COVID-19 pandemic in 2020 and 2021) and our internet websites. The Company plans to expand its market activities in 2023 including attendance at key tradeshows and online marketing.

Customers

Our systems and products are used in both production applications and advanced materials research. We market and sell primarily to companies that are the engaged in producing compound semiconductor wafers, aerospace gas turbine jet engine component material, defense, battery energy storage, silicon and other microelectronic and micromechanical devices, semiconductor, universities and research centers. We have both a domestic and international customer base.

Given the complexity and magnitude of the systems we sell, revenue from a single customer in any one year can exceed 10% of our total sales. During the year ended December 31, 2022, one customer represented 29.2% of our revenues, while no customers exceeded 10% of revenue during the year ended December 31, 2021. While we believe that our relationships with these customers are generally positive, the loss of a large customer would have to be replaced by others, and our inability to do so could have a material adverse effect on our business and financial condition.

For the year ended December 31, 2022, approximately $4.4 million or 17% of our revenues were generated by sales to customers outside the U.S., compared to approximately $4.3 million or 26% for the year ended December 31, 2021.

Competition

We can experience intense direct competition from both domestic and international competitors in all our product segments. Our CVD Equipment product lines including FirstNano, target multiple markets and both production and research customers. Competition is substantial in both the production applications and research. In production application, competition comes from larger companies offering enhanced services, in research applications, the competition comes from small companies that compete with us mostly on price. We are aware of other competitors that offer a substantial number of products and services comparable to ours. Many of our competitors (including customers who may elect to manufacture systems for internal use) have financial, marketing and other resources greater than our own. To date, we believe that each of our product and service segments has been able to compete favorably in markets that include these competitors, primarily based on know-how, technical performance, quality, delivery, price and aftermarket support. We continue to focus on products, which serve markets that are growing and where we have a technical and commercially competitive advantage.

CVD Equipment competes with companies located in Asia, Europe, and the US in in both the production and research market. In the production and research markets, we also compete with in customer in house-built equipment. Additionally, there are large, established companies who compete with us and pose a competitive risk in the market. Due to budgetary and funding constraints, many customers are price sensitive. We believe that our systems are among the most advanced available for the targeted market and coupled with our vertical integration in engineering and manufacturing, we believe that we can compete effectively.

SDC’s gas management and chemical delivery control systems are among the most advanced available. We further believe that SDC is differentiated from our competitors through our deep understanding of how the systems in which our products are incorporated are used in field applications. We have gained this understanding as a result of having designed and built complex process gas systems for our CVD Equipment group as well as for a number of the world’s leading semiconductor, aerospace, medical, solar manufacturers, research laboratories and universities.

CVD Materials consists of our Tantaline and MesoScribe subsidiaries. Tantaline has few competitors for a tantalum deposition corrosion coating due to the limited size of the market. There is no viable direct competitor for the MesoScribe services. There are technology competitors in the direct write applications and other additive manufacturing technologies competing for the same contracts and business opportunity.

Sources of Supply

Many of the components used in producing our products are purchased from unrelated suppliers. We have OEM status with our suppliers, but we are not obligated to purchase a pre-determined quantity. We are not dependent on a principal or major supplier and alternate suppliers are available. Historically, subject to lead times, the components and raw materials we used in manufacturing our products were readily obtainable. Presently, many of our suppliers have been adversely impacted by the ongoing supply chain disruptions due to the remaining effects of the COVID-19 pandemic and geopolitical developments across Europe and Asia. This has led to longer lead times for purchasing materials and increases in the costs of many components.

We maintain a fully equipped machine shop that we use to fabricate a significant portion of our metal components in-house, including the most intricately designed parts of our equipment. We expanded our machine shop in 2022 to allow us to expand our ability to fabricate parts. Our quartz fabrication capability is currently sufficient to meet our quartzware needs. We believe our vertical manufacturing integration is a competitive advantage.

Materials procured from suppliers and/or manufactured internally undergo a rigorous quality control process to ensure that the parts meet or exceed our requirements and those of our customers. Upon final assembly, all equipment undergoes a final series of complete testing to ensure maximum product performance.

Backlog

As of December 31, 2022, our backlog was approximately $17.8 million, compared to $10.4 million as of December 31, 2021, an increase of $7.4 million. Our backlog at December 31, 2022 consists of approximately $16.2 million remaining performance obligations for contracts in progress and the balance of approximately $1.6 million represents orders received from customers. We continue to work at diversifying our customer base away from any one customer as we focus on new opportunities with new and existing customers within our existing marketplaces and in new applications. The timing for completion of backlog varies depending on the product mix and can be as long as two years or as short as 30-60 days.

There can be no assurance that our backlog will result in actual revenue in any particular period, or at all, or that any contract included in backlog will be profitable. The actual amount and timing of any revenue is subject to various contingencies, many of which are beyond our control, such as cancellations and delays. As a result of these contingencies, we may adjust our backlog if we determine that such orders are no longer firm. In addition to adjustments from these types of contingencies, variations in backlog from time to time are attributable, in part, to changes in sales mix, the timing of contract proposals, the timing of contract awards, delivery schedules on specific contracts. As a result, we believe our backlog and orders, at any point in time, are not necessarily indicative of the total sales anticipated for any future period.

Government Regulations

We are subject to a variety of federal, state and local government regulations, such as environmental, labor and export control regulations. We believe that we have obtained all necessary permits to operate our business and that we are in material compliance with all laws and regulations applicable to us. These regulations change on an ongoing basis and the effect of these changes could materially impact our business in certain technology areas and regions.

Utilizing our in-house safety team, engineering expertise and consultants as required, we continue to monitor and comply with applicable Environmental Health and Safety regulations at our facilities as well as the installation of equipment at our customer facilities.

With respect to our sales to customers located in China or elsewhere outside the United States, products which (i) are manufactured in the United States, (ii) incorporate controlled U.S. origin parts, technology, or software, or (iii) are based on U.S. technology, are subject to the U.S. Export Administration Regulations (“EAR”). We continue to monitor, review, and maintain ongoing compliance with EAR with respect to our export sales.

Product Liability

Our products are used in our customers’ manufacturing processes, which in some cases contain explosive, flammable, corrosive, and toxic gases. There are potential exposures to personal injury as well as property damage, particularly if operated without regard to the design limits of the systems and components. Additionally, the end products of some of our customers are used in areas such as aerospace and high-tech devices where safety is of great concern. Management reviews its insurance coverage on an annual basis or more frequently, if appropriate, and we believe we have the types and amounts of insurance coverage that are sufficient for our business.

Human Capital

We consider our employees a vital asset to our business and strive to ensure we foster a work environment of respect, communication, objective orientation, and personal life balance. We believe this results in a higher level of employee satisfaction and hence improved performance and employment longevity. On December 31, 2022, we had 136 employees. We had 69 employees in manufacturing, 34 in engineering (including research and development and efforts related to product improvement) 4 in field service, 10 in sales and marketing and 19 in general management, maintenance and administration, compared to 111 employees as of December 31, 2021. None of our employees were subject to a collective bargaining agreement.

The implementation of our business strategy depends on our ability to hire, train, and retain qualified and diverse professionals, and we must emphasize employee development and training in order to do so. We are committed to identifying and developing the talents of our next generation of managers and intend to establish a strong succession-planning program for our critical positions, including internships for technical and engineering resources from local universities. Moreover, a key strategic focus of our management team is to foster and maintain a strong and healthy culture, where collaboration to achieve results and focus on the success of our customers and shareholders is paramount.

Employee Safety

The health and safety of our employees and partners is our highest priority, and this is consistent with our operating philosophy. We maintain strong environmental, health and safety protocols that focus on implementing policies and training programs, as well as performing self-audits to ensure our colleagues and partners leave the workplace safely on a daily basis.

Our highest priorities throughout the pandemic were, and continue to be, the health and well-being of our employees, customers, suppliers, and stakeholders. From the beginning of the pandemic, we have taken precautions to protect our employees, visitors, and customers while minimizing disruption to our business.

Employee Compensation

Management continues to review our employee compensation programs to better align the compensation of our employees with our objectives, performance, and personal performance, and to provide the proper short-term and long-term incentives to attract, retain and motivate them to achieve superior results. We believe we must offer wages that are competitive and consistent with employee positions, skill levels, experience, and knowledge, and in order to do so we may work with a nationally recognized outside compensation and benefits consulting firm to independently evaluate the effectiveness of our executive and non-executive compensation and benefit programs and to provide benchmarking against our peers within our industry.

Diversity and Inclusion

We are committed to building and sustaining a culture of diversity encourage all of our employees to reach their full potential. Our CVD team, like the technologies we enable, is a rich combination of diverse individuals coming together to make a material difference for our people, our customers, and the world. As a company that enables tomorrow’s technologies, we recognize that a diverse employee population makes CVD a stronger, more innovative, and a more engaging place to work. We are always striving to attract talented individuals from a diverse candidate pool.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	preferences over other classes of our securities, if any;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. Subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock, holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

Preferred Stock. In the event our Board of Directors and the holders of not less than two-thirds (2/3) of the shares of our outstanding common stock authorize such an action, we may issue shares of our preferred stock from time to time, in one or more series. The rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series would be set forth in a Certificate of Designations which would be filed with the New York Secretary of State. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units.

We may evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “predicts,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You should review the risks and uncertainties referred to or incorporated by reference in this prospectus under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of future results, thus, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and other general corporate purposes, including expanding our sales and marketing, capital expenditures, facilities expansion, acquisitions of complementary business or products, technologies or businesses and repaying indebtedness we may incur from time to time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF CAPITAL STOCK

The following is only a summary of the material terms of our common stock and preferred stock, together with the additional information we may include in any applicable prospectus supplements. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should carefully read the more detailed provisions of our certificate of incorporation, as amended, and our by-laws, each of which has been filed with the SEC, as well as applicable provisions of New York law.

Authorized Capitalization

Our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.01 per share. As of March 29, 2023, there were 6,778,438 shares of common stock issued and outstanding, held by approximately 54 shareholders of record and approximately 3,300 beneficial owners.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, and do not have cumulative voting rights, subject to the preferences that may be applicable to any then outstanding shares of preferred stock. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

Preferred Stock

At present, we do not have any shares of preferred stock authorized under our certificate of incorporation available for issuance. If we were going to issue shares of preferred stock, our Board of Directors and the holders of at least two-thirds (2/3) of the outstanding shares of our common stock would have to first authorize and approve an amendment to our certificate of incorporation authorizing shares of preferred stock for issuance.

Assuming our Board of Directors and shareholders authorize an amendment to our certificate of incorporation in the manner described above to authorize “blank check” preferred stock, our certificate of incorporation, as amended would provide that our Board of Directors has the authority, without further action by the shareholders, to issue up to a specified number of shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the shareholders.

If our certificate of incorporation is amended to authorize “blank check” preferred stock, our Board of Directors would fix the rights, preferences, privileges and restrictions of the preferred stock of each series in a Certificate of Designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any Certificate of Designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The issuance of preferred stock, whether pursuant to this offering or otherwise, could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

Listing

Our common stock trades on the NASDAQ Capital Market under the symbol “CVV.”

New York Anti-Takeover Law

We are subject to the provisions of Section 912 of the New York Business Corporation Law, or BCL, which prohibits certain business combinations with interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied. Section 912 of the BCL defines an “interested shareholder” as any person that:

●	is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation; or

●

is an affiliate or associate of the corporation and at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the corporation’s then outstanding voting stock.

Section 912 of the BCL provides that a New York corporation may not engage in a business combination, such as a merger, consolidation, recapitalization or disposition of stock, with any interested shareholder for a period of five (5) years from the date that such person first became an interested shareholder unless the business combination was first approved by the board of directors prior to date such person became an interested shareholder.

Additionally, a New York corporation may not engage at any time in any business combination with an interested shareholder unless:

●	the business combination is approved by the board of directors prior to the date such person first became an interested shareholder;

●

the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting of shareholders occurring no earlier than five (5) years after such person first became an interested shareholder; or

●

the consideration to be paid to all of the shareholders in connection with the business combination is at least equal to the greater of (i) the price paid by the interested shareholder for the interest in the corporation or (ii) the market value of the stock of the corporation equal to the greater of its value when acquired by the interested shareholder or when the announcement of the business combination was made.

The effect of Section 912 of the BCL may be to delay or prevent the consummation of a transaction, which is favored by a majority of shareholders.

Limitations of Liability and Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Limitation of Liability of Directors

As permitted by the BCL, our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for damages for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, such director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or his acts violated Section 719 of the BCL. Any repeal or modification of what is set forth hereinabove will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The effect of this provision is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

Section 722 of the BCL empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Indemnification of Directors

Section 722 of the BCL states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

We have the authority to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the BCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, secured or unsecured, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue the debt securities under an indenture that we would enter into with a trustee to be named in the indenture. If we enter into an indenture, the indenture would be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “trustee” to refer to the trustee under the indenture.

General

If we issue debt securities, we will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title or designation of the debt securities;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued and on which we will pay the principal on the debt securities;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the currency of denomination of the debt securities;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon us in respect of the debt securities may be made;

•	the form of consideration in which principal of, premium or interest on the debt securities will be paid;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;

•

whether the debt securities will be issued in the form of certificated debt securities or global debt securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

•	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•	the form of the debt securities;

•

the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

Conversion or Exchange Rights

If we issue debt securities, we will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for more than 30 days and the time for payment has not been extended or deferred;

•

if we fail to pay the principal, premium, or sinking fund payment, if any, when due and payable and our failure continues for more than 30 days and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 60 days after we receive written notice from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur as to us; and

•	any other event of default provided in or pursuant to the applicable agreement or indenture, if any, or prospectus supplement with respect to the debt securities of that series.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, no event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that, subject to the terms of the indenture, the trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The trustee and we may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

•	to surrender any right or power conferred upon us;

•

to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to evidence the succession of another corporation to us;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

•

to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939;

•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities; and

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

•	materially adversely affecting the economic terms of any right to convert or exchange any debt securities; and

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee or, at our option, by wire or check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee our sole paying agent for payments with respect to debt securities of a particular series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

Unless we otherwise indicate in the applicable prospectus supplement, each indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We may issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

General

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants, if material;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of common stock, preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, or at negotiated prices. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock in accordance with Rule 415 under the Securities Act, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Some or all of the securities that we offer through this prospectus, other than common stock, may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offerings and sale may make a market for those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

All securities we offer, other than common stock, will be new issues of securities for which there is no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot guaranty the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from CVD Equipment Corporation’s Annual Report on Form l0-K for the year ended December 31, 2022 have been audited by Marcum LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 205409. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website at http://www.cvdequipment.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed and all securities are sold or until the sale of securities pursuant to this prospectus is terminated by us.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement as permitted under the rules and regulations of the SEC. You may view and inspect the registration statement and exhibits at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 205409 by calling 1-800-SEC-0330 or on the SEC’s website (see above “Where You Can Find Additional Information”).

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023.

•

Description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1 filed with the SEC on July 3, 2007, including any amendment or report filed for the purpose of updating such description.

Upon request, CVD will provide, free of charge, to each person to whom a prospectus is delivered, including a beneficial owner, a copy of any or all information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Any such request may be made orally or in writing to:

CVD Equipment Corporation

355 South Technology Drive

Central Islip, New York 11722

Attention: Richard Catalano, Chief Financial Officer

(631) 981-7081

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

         , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses of the sales and distribution of the securities being registered, all of which are being borne by us.

SEC registration fee	$11,020
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*

Total	*

* The amount of securities and number of offerings are indeterminable and the associated fees and expenses cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages relating to a breach of fiduciary duty as a director, unless a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of what is set forth hereinabove will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The effect of this provision is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

Section 722 of the New York Business Corporation Law empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, Section 722 of the New York Business Corporation Law states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

ITEM 16. EXHIBITS

The following documents are filed as part of this Registration Statement:

1.1*	Form(s) of Underwriting Agreement(s)
3.1	Certificate of Incorporation dated October 12, 1982 (Incorporated herein by reference to the Company’s Form S-1 filed on July 3, 2007).
3.2	Certificate of Amendment of Certificate of Corporation, dated April 25, 1985 (Incorporated herein by reference to the Company’s Form S-1 filed on July 3, 2007).
3.3	Certificate of Amendment of Certificate of Corporation, dated August 12, 1985 (Incorporated herein by reference to the Company’s Form S-1 filed on July 3, 2007).
3.4	Certificate of Amendment of the Certificate of Incorporation, dated December 9, 2016 (Incorporated herein by reference the Company’s Current Report on Form 8-K filed on December 14, 2016).
3.5	Amended and restated By-laws of CVD Equipment Corporation, dated as of October 5, 2016 (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 11, 2016).
4.1	Form of Indenture
4.2*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.3*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement
5.1	Opinion of Ruskin Moscou Faltischek, P.C.
23.1	Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1)
23.2	Consent of Marcum LLP
24.1	Power of Attorney (included on the signature page hereto)
107	Filing Fee Table

* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)    The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)    Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Central Islip, State of New York on March 31, 2023.

CVD EQUIPMENT CORPORATION

By:	/s/ Emmanuel Lakios
Emmanuel Lakios
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Emmanuel Lakios and Richard Catalano as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Emmanuel Lakios	Chief Executive Officer and Director	March 31, 2023
Emmanuel Lakios
/s/ Richard Catalano	Chief Financial Officer (Principal Accounting Officer and Principal Financia l Officer), Treasurer and Secretary	March 31, 2023
Richard Catalano

/s/ Lawrence J. Waldman	Chairman of the Board	March 31, 2023
Lawrence J. Waldman

/s/ Conrad J. Gunther	Director	March 31, 2023
Conrad J. Gunther

/s/ Raymond A. Nielsen	Director	March 31, 2023
Raymond A. Nielsen

/s/ Robert M. Brill	Director	March 31, 2023
Robert M. Brill